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                                                                     Exhibit 5.1



                                  July 14, 2004



Atlas Pipeline Partners, L.P.
311 Rouser Road
Moon Township, PA 15108


Ladies and Gentlemen:

         We have acted as counsel to Atlas Pipeline Partners, L.P., a Delaware limited partnership ("Atlas"), in connection with the preparation and filing by Atlas of a registration statement on Form S-3 under the Securities Act of 1933, as amended, File No. 333-113523 (the "Registration Statement"), the Prospectus included as part thereof dated April 5, 2004 (the "Prospectus"), and the Prospectus Supplement of even date herewith (the "Prospectus Supplement") with respect to the offer and sale by Atlas of up to 2,415,000 common units representing limited partner interests of Atlas (the "Common Units"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by Atlas in connection with the registration of the Common Units. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, the Prospectus and the Prospectus Supplement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Atlas is a limited partnership which has been duly formed, is validly existing and is in good standing under the Delaware Revised Uniform Limited Partnership Act.

         2. When sold as set forth in the Registration Statement, Prospectus and Prospectus Supplement, the Common Units will be validly issued, fully paid and non-assessable, except as such nonassessment may be affected by the matters described in the Prospectus under the caption "Our Partnership
Agreement--Limited Liability."

         The opinion expressed herein is limited to the Delaware Revised Uniform Limited Partnership Act, as currently in effect.

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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.


                                                  Very truly yours,

                                                  /s/ Ledgewood Law Firm, P.C.

                                                  LEDGEWOOD LAW FIRM, P.C.